UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRI Pointe Homes, LLC

(to be converted into TRI Pointe Homes, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	27-3201111
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19520 Jamboree Road, Suite 200 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Common Stock, $0.01 par value per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-185642 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s shares of common stock, $0.01 par value per share (the “Shares”), is set forth under the caption “Description of Capital Stock” in the registrant’s registration statement on Form S-1 (File No. 333-185642) originally filed with the Securities and Exchange Commission on December 21, 2012 as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 28, 2013.

TRI Pointe Homes, LLC

By:	/s/ Douglas F. Bauer
	Name:	Douglas F. Bauer
	Title:	Chief Executive Officer

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